UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OFS Capital Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OFS CAPITAL CORPORATION
10 South Wacker Drive, Suite 2500
Chicago, Illinois 60606
(847) 734-2000
Shareholder Name
Address Line 1
Address Line 2
Address Line 3
EXTREMELY IMPORTANT
Commencing on June 13, 2024, OFS Capital Corporation made the following communications to certain of its stockholders.
Re: OFS Capital Corporation
Dear Stockholder:
We have been trying to get in touch with you regarding a very important matter pertaining to the shares you hold in OFS Capital Corporation (the “Company”). This matter relates to an important proposal which requires your response and for which the Company adjourned its Special Meeting of Stockholders until June 26, 2024 at 10:00 a.m., local time to allow stockholders additional time to exercise their voting rights by submitting their voting instructions.
It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.
Please contact D.F. King toll-free at (888) 626-0988 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.
Thank you.
Sincerely yours,
Bilal Rashid
Chairman of the Board of Directors and Chief Executive Officer